UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

OCTOBER 2, 2002
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(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission          (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)


ITEM 5. OTHER EVENTS

Laboratory Corporation of America-Registered Trademark-Holdings (LabCorp -Registered Trademark-)(NYSE:LH) and Celera Diagnostics, a joint venture between the Applied Biosystems Group (NYSE:ABI), and the Celera Genomics Group (NYSE:CRA) of Applera Corporation, today announced an agreement to collaborate in establishing the clinical utility of laboratory tests based on novel diagnostic markers for Alzheimer's disease, breast cancer, and prostate cancer. This collaboration will support current and future disease association studies at Celera Diagnostics that seek to identify genetic markers associated with these important diseases.

The agreement provides LabCorp with exclusive access to markers found to have clinical utility through the collaboration for a defined time, and establishes Celera Diagnostics as a preferred vendor to LabCorp for certain molecular diagnostic products. Terms of the agreement were not disclosed.







ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

(c) Exhibit
20  Press release of the Company dated October 2, 2002.




SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                      --------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary


Date: OCTOBER 2, 2002